CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of PECO Energy Transition Trust (PETT) on Amendment No. 1 to Form S-3 (File No. 333-58055) of our report dated June 26, 1998 on our audit of the financial statements of PETT as of June 26, 1998 and for the period June 23, 1998 (date of trust inception) to June 26, 1998.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 17, 1998